UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2013

THE SHAW GROUP INC.

(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana 70809

(Address of principal executive offices and zip code)

(225) 932-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 13, 2013, Chicago Bridge & Iron Company N.V., a limited liability company (naamloze vennootschap) with corporate seat in Amsterdam, the Netherlands (“CB&I”) completed its previously announced acquisition of The Shaw Group Inc., a Louisiana corporation (“Shaw”), pursuant to the Transaction Agreement (the “Transaction Agreement”), dated as of July 30, 2012, by and among Shaw, CB&I, and Crystal Acquisition Subsidiary Inc., a Louisiana corporation and wholly owned subsidiary of CB&I (“Acquisition Sub”). Pursuant to the Transaction Agreement, Acquisition Sub merged with and into Shaw (the “Merger”), with Shaw surviving the Merger as a wholly owned subsidiary of CB&I.

Item 1.02 Termination of Material Definitive Agreement.

On February 13, 2013, concurrent and in connection with the completion of the Merger, Shaw terminated the Second Amended and Restated Credit Agreement, dated as of June 15, 2011, among Shaw, BNP Paribas, and the other parties signatory thereto. No early termination or prepayment penalties were incurred.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 13, 2013, pursuant to the Transaction Agreement, Acquisition Sub merged with and into Shaw, with Shaw surviving the Merger as a wholly owned subsidiary of CB&I.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, no par value, of Shaw (other than any dissenting shares, treasury shares, or shares held by Shaw, CB&I or Acquisition Sub and their respective subsidiaries) was cancelled and extinguished and converted into the right to receive (i) $41.00 in cash and (ii) an amount of cash in euros equal to the par value of 0.12883 shares of CB&I common stock, which cash was not actually paid, but instead converted automatically into 0.12883 of a share of CB&I common stock immediately after the Effective Time (the “Merger Consideration”).

Also at the Effective Time:

•

Stock options and stock appreciation rights with respect to shares of Shaw common stock were converted into stock options and stock appreciation rights, respectively, with respect to CB&I common stock;

•

Restricted stock units with respect to shares of Shaw common stock that were granted on or prior to July 30, 2012 became fully vested and converted into the right to receive the Merger Consideration (or, in the case of restricted stock units that may be settled only in cash, the cash value thereof), and each restricted stock unit granted after July 30, 2012 was converted into a restricted stock unit with respect to CB&I common stock; and

•

Performance cash units that were granted on or prior to July 30, 2012 remained outstanding, with performance determined based on Shaw’s relative total shareholder return from the beginning of the applicable performance period through the Effective Time and assuming target performance from and after the Merger through the end of the applicable performance period. Performance cash units granted after July 30, 2012 were converted into time-vesting restricted stock units with respect to CB&I common stock.

The foregoing description of the Merger, the Transaction Agreement and the rights of holders of Shaw common stock is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which was filed as Exhibit 2.1 to Shaw’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2012 and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 13, 2013, in connection with closing of the Merger, Shaw notified the New York Stock Exchange (the “NYSE”) that trading in Shaw’s common stock should be suspended and the listing of Shaw’s common stock on the NYSE should be removed. Shaw requested that the NYSE file with the SEC an application on Form 25 to delist and deregister Shaw’s common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Shaw intends to file with the SEC a Form 15 requesting that the reporting obligations of Shaw with respect to Shaw’s common stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

A change of control of Shaw occurred on February 13, 2013 upon the filing of the certificate of merger with the Secretary of State of the State of Louisiana, at which time Acquisition Sub merged with and into Shaw. As a result of the Merger, Shaw became a wholly owned subsidiary of CB&I, with CB&I owning all of Shaw’s common stock.

CB&I paid a total of approximately $2.8 billion in cash and issued approximately 8.8 million shares of CB&I common stock to Shaw’s stockholders in the Merger. The cash component of the purchase price paid in the Merger was funded from cash on hand at Shaw and CB&I, borrowings form an unsecured term loan, and a private placement note offering.

The information set forth in Items 2.01 and 3.03 of this Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Transaction Agreement, each member of Shaw’s board of directors prior to the Merger voluntarily resigned from Shaw’s board of directors effective as of the Effective Time. Each such director resigned pursuant to the terms of the Transaction Agreement and not because of any disagreement with Shaw. Pursuant to the terms of the Transaction Agreement, on February 13, 2013, each of Westley S. Stockton, Richard E. Chandler, Jr. and Luciano Reyes became a member of Shaw’s board of directors as of the Effective Time.

In connection with the Merger, J.M. Bernhard, Jr., Shaw’s Chairman, President and Chief Executive Officer resigned from employment, effective upon the closing of the Merger. In addition, the employment of each of Brian K. Ferraioli, Executive Vice President and Chief Financial Officer of Shaw; David L. Chapman Sr., President, Fabrication & Manufacturing Group; George Bevan, President, Environmental & Infrastructure Group; and Eli Smith, President, Power Group, were terminated, effective upon the closing of the Merger and subject to applicable notice periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)

Date: February 13, 2013	By:	/s/ Richard E. Chandler, Jr.
Richard E. Chandler, Jr.
Secretary